Exhibit 23(a)



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Florida Power & Light Company on Form S-3 of our report dated February 9, 2001, except for the first paragraph of Note 2, as to which the date is April 2, 2001, appearing in the Annual Report on Form 10-K/A of Florida Power & Light Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Miami, Florida
April 9, 2001